PRICE WATERHOUSE COOPERS [LOGO]
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                                                     Pricewaterhouse Coopers LLP
                                                     1177 Avenue of the Americas
                                                     New York NY 10036
                                                     Telephone (646) 471 4000
                                                     Facsimile (646) 471 8910



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus Supplement of Wells Fargo Mortgage Backed Securities 2002-19, relating to Mortgage Pass Through Certificates comprising part of the Registration Statement (No. 333-98129) of Wells Fargo Asset Securities Corpration, of our reports, dated February 1, 2002, each of which is included or incorporated by reference in MBIA Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001, relating to our audits of: the consolidated financial statements of MBIA Inc. and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001; the consolidated financial statement schedules of MBIA Inc. and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001; and the consolidated financial statements of MBIA Insurance Corporation and Subsidiaries as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001. We also consent to the reference to our firm under the caption "Experts" in the Prospectus Supplement.

                           PricewaterhouseCoopers LLP



October 18, 2002